UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2017

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Double Eagle Contribution Agreement

On February 7, 2017, Parsley Energy, Inc. (the “Company”) entered into a Contribution Agreement (the “Contribution Agreement”) by and among Parsley Energy, LLC (“Parsley LLC”), the Company, Double Eagle Energy Permian Operating LLC (“DE Operating”), Double Eagle Energy Permian LLC (“DE Permian”) and Double Eagle Energy Permian Member LLC (together with DE Operating and DE Permian, “Double Eagle”), which provides for the contribution by Double Eagle of all of its interests in Double Eagle Lone Star LLC, DE Operating LLC, and Veritas Energy Partners, LLC, as well as certain related transactions with an affiliate of Double Eagle. As a result, the Company expects to acquire (the “Acquisition”) approximately 167,000 gross (71,000 net) acres located in the Midland Basin and approximately 7,300 gross (3,300 net) associated horizontal drilling locations for an aggregate purchase price of approximately $2.8 billion, subject to certain purchase price adjustments set forth in the Contribution Agreement. A copy of the news release related to the Acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The aggregate purchase price for the Acquisition will consist of (i) approximately $1.4 billion in cash and (ii) approximately 39.4 million units in Parsley LLC (“PE Units”) and a corresponding approximately 39.4 million shares of the Company’s Class B common stock. Upon the terms and conditions contained in the Contribution Agreement, concurrently with the closing of the Acquisition, Parsley LLC will amend its limited liability company agreement to, among other things, admit DE Operating and its designees as members of Parsley LLC. Upon the expiration of a 90-day lock-up period following the consummation of the Acquisition, each PE Unit, together with a corresponding share of the Company’s Class B common stock, will be exchangeable, at the option of the holder, for one share of the Company’s Class A common stock, or, if either the Company or Parsley LLC so elects, cash.

In connection with the closing of the Acquisition, the Company intends to enter into a registration rights and lock-up agreement (the “Registration Rights Agreement”) with DE Operating and its equity holders containing provisions by which the Company will agree to, among other things and subject to certain restrictions, file an automatically effective registration statement with the Securities and Exchange Commission on Form S-3 providing for the registration of the shares of the Company’s Class A common stock issuable upon exchange of the PE Units (and corresponding shares of the Company’s Class B common stock) to be issued as consideration to DE Operating and to conduct certain underwritten offerings thereof.

The Contribution Agreement contains customary representations and warranties, covenants and indemnification provisions and has an effective date of January 1, 2017. The Company and Double Eagle expect to close the Acquisition on or before April 20, 2017, subject to the satisfaction of customary closing conditions.

The Contribution Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the foregoing summary description of the Contribution Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. The Contribution Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Contribution Agreement were made as of the date of the Contribution Agreement only and are in certain instances qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Contribution Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Contribution Agreement. Moreover, certain representations and warranties in the Contribution Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Contribution Agreement as characterizations of the actual statements of fact about the parties.

Item 2.02	Results of Operations and Financial Condition.

On February 7, 2017, the Company announced, among other things, certain results of operations and financial and operational guidance. A copy of the Company’s news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Contribution Agreement, Parsley LLC and the Company will issue approximately 39.4 million shares of PE Units and a corresponding number of shares of Class B common stock, respectively, as consideration for the Acquisition, subject to the terms and adjustments set forth in the Contribution Agreement. Each PE Unit, together with a corresponding share of Class B common stock, will be exchangeable, at the option of the holder and after the lock-up period set forth in the Registration Rights Agreement, for one share of Class A common stock, or, if either the Company or Parsley LLC so elects, cash. The issuance of such securities will be made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act.

The Acquisition is expected to close on or before April 20, 2017, subject to the satisfaction of customary closing conditions.

Item 7.01	Regulation FD Disclosure.

Offering of Class A Common Stock

On February 7, 2017, the Company issued a news release announcing the commencement of an underwritten public offering of 36,000,000 shares of its Class A common stock (the “Equity Offering”). The Company expects to grant the underwriters a 30-day option to purchase up to an additional 5,400,000 shares of Class A common stock. A copy of the news release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Offering of Senior Notes

On February 7, 2017, Parsley LLC issued a press release announcing that, subject to market and other conditions, it, and its wholly owned subsidiary, Parsley Finance Corp., intend to commence a private placement of $350 million in aggregate principal amount of senior unsecured notes due 2025 (the “Notes Offering”). A copy of the news release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

(i) In connection with the Equity Offering, the Company provided the additional risk factors set forth below in the disclosures provided to investors. Substantially similar versions of certain of such risk factors were provided to investors in the Notes Offering. Capitalized terms used but not defined below have the meaning given such terms in the prospectus supplement related to the Equity Offering.

We may not consummate the Double Eagle Acquisition or the Concurrent Notes Offering, and this offering is not conditioned on the consummation of the Double Eagle Acquisition or the Concurrent Notes Offering.

We intend to use the net proceeds from this offering, along with the net proceeds from the Concurrent Notes Offering, to fund the cash portion of the purchase price for the Double Eagle Acquisition, as described under “Summary—Recent Developments.” However, we may not consummate the Double Eagle Acquisition, which is subject to the satisfaction of customary closing conditions. There can be no assurance that such conditions will be satisfied or that the Double Eagle Acquisition will be consummated. Further, we may not consummate the Concurrent Notes Offering, which is subject to market conditions and other factors.

This offering is not conditioned on the consummation of the Double Eagle Acquisition or the Concurrent Notes Offering. Therefore, upon the closing of this offering, you will become a holder of our Class A common stock regardless of whether the Double Eagle Acquisition and the Concurrent Notes Offering are consummated, delayed or terminated. If the Double Eagle Acquisition or the Concurrent Notes Offering is delayed or terminated, the price of our Class A common stock may decline to the extent that the current market price of our Class A common stock reflects a market assumption that the Double Eagle Acquisition and the Concurrent Notes Offering will be consummated on the terms described herein.

If the Double Eagle Acquisition is not consummated, our management will have broad discretion in the application of the net proceeds from this offering and could apply the proceeds in ways that you or other stockholders may not approve. In addition, if the Concurrent Notes Offering is not consummated, our management will have broad discretion in the source of funds for the remaining cash portion of the purchase price for the Double Eagle Acquisition, and could draw upon such other sources of funds in ways that you or other stockholders may not approve. In either event, the market price of our Class A common stock could be adversely affected.

If the Double Eagle Acquisition is consummated, we may be unable to successfully integrate Double Eagle’s operations or to realize anticipated cost savings, revenues or other benefits of the Double Eagle Acquisition.

Our ability to achieve the anticipated benefits of the Double Eagle Acquisition, if consummated, will depend in part upon whether we can integrate Double Eagle’s assets and operations into our existing business in an efficient and effective manner. We may not be able to accomplish this integration process successfully. The successful Double Eagle Acquisition of producing properties, including those acquired from Double Eagle, requires an assessment of several factors, including:

•	recoverable reserves;

•	future natural gas and oil prices and their appropriate differentials;

•	availability and cost of transportation of production to markets;

•	availability and cost of drilling equipment and of skilled personnel;

•	development and operating costs and potential environmental and other liabilities; and

•	regulatory, permitting and similar matters.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, we have performed, and will continue to perform, a review of the subject properties, including properties that are subject to certain customary acreage swaps in process, that we believe to be generally consistent with industry practices. Our review may not reveal all existing or potential problems or permit us to become sufficiently familiar with the properties to fully assess their deficiencies and potential recoverable reserves. Inspections will not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. Even if problems are identified, the contractual protection provided with respect to all or a portion of the underlying deficiencies may prove ineffective or insufficient. The integration process may be subject to delays or changed circumstances, and we can give no assurance that the acquired properties will perform in accordance with our expectations or that our expectations with respect to integration or cost savings as a result of the Double Eagle Acquisition will materialize. Significant acquisitions, including the Double Eagle Acquisition, and other strategic transactions may involve other risks that may cause our business to suffer, including:

•	diversion of our management’s attention to evaluating, negotiating and integrating significant acquisitions and strategic transactions;

•	the challenge and cost of integrating acquired assets and operations with those of ours while carrying on our ongoing business; and

•	the failure to realize the full benefit that we expect in estimated proved reserves, production volume, cost savings from operating synergies or other benefits anticipated from an acquisition, or to realize these benefits within the expected time frame.

Our actual operating results, costs and activities could differ materially from the guidance we have released in connection with the Double Eagle Acquisition.

In connection with our announcement of the Double Eagle Acquisition, we have incorporated by reference into this prospectus supplement certain forecasted operating results, costs and activities, including, without limitation, our future expected production results, price realizations, operating expenses, capital expenditures and drilling activity. This forward-looking guidance represents our management’s estimates as of the date of this prospectus supplement, is based upon a number of assumptions that are inherently uncertain and is subject to numerous business, economic, competitive, financial and regulatory risks, including the risks described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference. Many of these risks and uncertainties are beyond our control, such as declines in commodity prices and the speculative nature of estimating natural gas, NGLs and oil reserves and in projecting future rates of production. If any of these risks and uncertainties actually occur or the assumptions underlying our guidance are incorrect, our actual operating results, costs and activities may be materially and adversely different from our guidance. In addition, investors should also recognize that the reliability of any guidance diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put our guidance in context and not to place undue reliance upon it.

Our ability to use our net operating loss carryforwards may be limited.

We estimate that as of December 31, 2016, we had approximately $139.7 million of U.S. federal net operating loss carryforwards (“NOLs”), which begin to expire in 2034. Utilization of these NOLs depends on many factors, including our future income, which cannot be assured. In addition, Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”), generally imposes an annual limitation on the amount of NOLs that may be used to offset taxable income when a corporation has undergone an “ownership change” (as determined under Section 382). An ownership change generally occurs if one or more shareholders (or groups of shareholders) who are each deemed to own at least 5% of our stock change their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. In the event that an ownership change has occurred, or were to occur, utilization of our NOLs would be subject to an annual limitation under Section 382, determined by multiplying the value of our stock at the time of the ownership change by the applicable long-term tax-exempt rate as defined in Section 382, subject to certain adjustments. Any unused annual limitation may be carried over to later years. We cannot assure you that we will not undergo an ownership change in 2017 as a result of this offering, taking into account other changes in ownership of our stock occurring within the relevant three-year period described above. However, even if we did have an ownership change as a result of this offering, we do not believe that the resulting Section 382 annual limitation would prevent our utilization of our NOLs prior to their expiration. Future ownership changes or future regulatory changes could limit our ability to utilize our NOLs. To the extent we are not able to offset our future income with our NOLs, this would adversely affect our operating results and cash flows if we attain profitability.

In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, we realize in respect of the tax attributes subject to the Tax Receivable Agreement.

If we elect to terminate the Tax Receivable Agreement early or it is terminated early due to certain mergers or other changes of control or due to a material breach of the Tax Receivable Agreement, we would be required to make an immediate payment equal to the present value of the anticipated future tax benefits subject to the Tax Receivable Agreement, for which we would be dependent on Parsley LLC. The calculation of anticipated future tax benefits will be based upon certain assumptions and deemed events as set forth in the Tax Receivable Agreement, including the assumption that we have sufficient taxable income to fully utilize such benefits and that any PE Units that the PE Unit Holders or their permitted transferees own on the termination date are deemed to be exchanged on the termination date. Any early termination payment may be made significantly in advance of the actual realization, if any, of such future benefits.

In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control due to the additional transaction costs a potential acquirer may attribute to satisfying such obligations. For example, if the Tax Receivable Agreement were terminated at December 31, 2016, the estimated termination payment would be approximately $322.3 million (calculated using a discount rate equal to LIBOR, plus 300 basis points, applied against an undiscounted liability of $660.6 million). The foregoing number is merely an estimate and the actual payment could differ materially. There can be no assurance that we and Parsley LLC will be able to finance the obligations under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we will determine. The holders of rights under the Tax Receivable Agreement will not reimburse us for any payments previously made under the Tax Receivable Agreement if such basis increases or other benefits are subsequently disallowed, except that excess payments made to any such holder will be netted against payments otherwise to be made, if any, to such holder after our determination of such excess. As a result, in such circumstances, we could make payments that are greater than our actual cash tax savings, if any, and may not be able to recoup those payments, which could adversely affect our liquidity.

(ii) The Company is providing certain financial information with respect to the Acquisition. Included in this filing as Exhibits 99.4 and 99.5 are the audited consolidated financial statements of DE Permian (for the periods described in Item 9.01(a) below), the notes related thereto and the Reports of Independent Registered Public Accounting Firms, and included in this filing as Exhibit 99.6 are the unaudited condensed consolidated financial statements of DE Permian for the periods described in Item 9.01(a) below and the notes related thereto.

Included in this filing as Exhibit 99.7 is the unaudited pro forma condensed combined financial information described in Item 9.01(b) below.

Also included in this filing (i) as Exhibit 99.8 is the audit letter of independent petroleum engineer, Netherland, Sewell & Associates, Inc. and (ii) as Exhibits 99.9 and 99.10 are the reports of independent petroleum engineer, Cawley, Gillespie & Associates, Inc.

9.01	Financial Statements and Exhibits

(a)	Financial Statements

•	Audited consolidated financial statements of DE Permian as of December 31, 2014 and for the year then ended, and the related notes to the consolidated financial statements, attached as Exhibit 99.4 hereto.

•	Audited consolidated financial statements of DE Permian as of December 31, 2015 and for the year then ended and the related notes to the consolidated financial statements, attached as Exhibit 99.5 hereto.

•	Unaudited condensed consolidated financial statements of DE Permian comprised of the condensed consolidated balance sheet as of September 30, 2016, the related condensed consolidated statements of operations and cash flows for the nine months ended September 30, 2016 and 2015, the related condensed consolidated statements of changes in members’ equity for the nine months ended September 30, 2016 and the related notes to the unaudited condensed consolidated financial statements, attached as Exhibit 99.6 hereto.

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information of the Company, giving effect to the Acquisition is included in Exhibit 99.7 hereto:

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2016.

•	Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2016 and the year ended December 31, 2015.

•	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(d) Exhibits.

Exhibit No.	Description

2.1*	Contribution Agreement, dated as of February 7, 2017, by and between Parsley Energy, LLC, Parsley Energy, Inc., Double Eagle Energy Permian Operating LLC, Double Eagle Energy Permian LLC and Double Eagle Energy Permian Member LLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Weaver & Tidwell, L.L.P.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Cawley, Gillespie & Associates, Inc.

99.1	News Release, dated February 7, 2017, titled “Parsley Energy Announces Consolidating Midland Basin Acquisition, Revises 2017 Capital Program And Operating Guidance, And Provides Updates On 4Q16 Operations, Year-End 2016 Reserves, And Recent Hedging Activity.”

99.2	News Release, dated February 7, 2017, titled “Parsley Energy Announces Public Offering of Class A Common Stock.”

99.3	News Release, dated February 7, 2017, titled “Parsley Energy, LLC Announces $350 Million Private Placement of Senior Unsecured Notes due 2025.”

99.4	Historical audited consolidated financial statements of Double Eagle Energy Permian LLC as of and for the year ended December 31, 2014

99.5	Historical audited consolidated financial statements of Double Eagle Energy Permian LLC as of and for the year ended December 31, 2015

99.6	Historical unaudited condensed consolidated financial statements of Double Eagle Energy Permian LLC as of and for the nine months ended September 30, 2016

99.7	Unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2016 and the year ended December 31, 2015

99.8	Netherland, Sewell & Associates, Inc. Audit Letter at December 31, 2016 (Parsley Energy, Inc.)

99.9	Cawley, Gillespie & Associates, Inc. Summary of Reserves at December 31, 2015 (Double Eagle Energy Permian LLC)

99.10	Cawley, Gillespie & Associates, Inc. Summary of Reserves at December 31, 2014 (Double Eagle Energy Permian LLC)

*	Schedules and similar attachments to the Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2017

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Name:	Colin W. Roberts
Title:	Executive Vice President—General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Contribution Agreement, dated as of February 7, 2017, by and between Parsley Energy, LLC, Parsley Energy, Inc., Double Eagle Energy Permian Operating LLC, Double Eagle Energy Permian LLC and Double Eagle Energy Permian Member LLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Weaver & Tidwell, L.L.P.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Cawley, Gillespie & Associates, Inc.

99.1	News Release, dated February 7, 2017, titled “Parsley Energy Announces Consolidating Midland Basin Acquisition, Revises 2017 Capital Program And Operating Guidance, And Provides Updates On 4Q16 Operations, Year-End 2016 Reserves, And Recent Hedging Activity.”

99.2	News Release, dated February 7, 2017, titled “Parsley Energy Announces Public Offering of Class A Common Stock.”

99.3	News Release, dated February 7, 2017, titled “Parsley Energy, LLC Announces $350 Million Private Placement of Senior Unsecured Notes due 2025.”

99.4	Historical audited consolidated financial statements of Double Eagle Energy Permian LLC as of and for the year ended December 31, 2014

99.5	Historical audited consolidated financial statements of Double Eagle Energy Permian LLC as of and for the year ended December 31, 2015

99.6	Historical unaudited condensed consolidated financial statements of Double Eagle Energy Permian LLC as of and for the nine months ended September 30, 2016

99.7	Unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2016 and the year ended December 31, 2015

99.8	Netherland, Sewell & Associates, Inc. Audit Letter at December 31, 2016 (Parsley Energy, Inc.)

99.9	Cawley, Gillespie & Associates, Inc. Summary of Reserves at December 31, 2015 (Double Eagle Energy Permian LLC)

99.10	Cawley, Gillespie & Associates, Inc. Summary of Reserves at December 31, 2014 (Double Eagle Energy Permian LLC)

*	Schedules and similar attachments to the Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.